Exhibit 3.190
                FILED
SECRETARY OF STATE
    1980 DEC -4 AM 9:28
CHARTER
OF
BARKER BROTHERS WASTE, INCORPORATED
     The undersigned natural person, having capacity to contract and acting as the incorporator of a corporation under the Tennessee General Corporation Act, adopts the following charter for such corporation:
     1. The name of the corporation is:
          BARKER BROTHERS WASTE, INCORPORATED
     2. The duration of the corporation is perpetual.
     3. The address of the principal office of the corporation in the State of Tennessee is Box 1126, Highway 51, Union City, Tennessee 38261.
     4. The corporation is for profit.
     5. The principal purpose for which the corporation is organized is to engage in the disposal of solid and liquid waste products. In addition, this corporation may engage in any and all lawful businesses other than one in which the specific statutory provisions apply beyond the scope of the Tennessee Corporation Act.

                FILED
SECRETARY OF STATE
    1980 DEC -4 AM 9:28
     6. The maximum number of shares which the corporation shall have the authority to issue is One Thousand (1,000) shares, each of which shall have no par value.
     7. The corporation will not commence business until consideration of an amount not less than One Thousand Dollars ($1,000.00) has been received for the issuance of shares.
     This 3 day of December, 1980.

/s/ William B. Acree WILLIAM B. ACREE, JR., INCORPORATOR

            RECEIVED
STATE OF TENNESSEE
   89 MAR 27 PM 4:03
   GENTRY CROWELL
SECRETARY OF STATE
ARTICLES OF AMENDMENT TO THE CHARTER
OF
     Pursuant to the provisions of Section 48-20-106 of the Tennessee Business Corporation Act, the undersigned corporation adopts the following articles of amendment to its charter:
1. The name of the corporation is

 .
2. The text of each amendment adopted is:
(4A) Address change: Hwy. 51 North, Troy, Tennessee 38260
3. The corporation is a for-profit corporation.
4. The manner (if not set forth in the amendment) for implementation of any exchange, reclassification, or cancellation of issued shares is as follows:
5. The amendment was duly adopted on                      by (the incorporators) (the board of directors without shareholder approval, as such is not required) (the shareholders).
[NOTE: Please strike the choices which do not apply to this amendment.]
6. If the amendment is not to be effective when these articles are filed by the Secretary of State, the date/time it will be effective is
                                          , 19                        (date)                                                                                                                                         (time).
[NOTE: The delayed effective date shall not be later than the 90th day after the date this document is filed by the Secretary of State.]

3-20-89 Signature Date	Barker Bros. Waste, Inc. Name of Corporation

Sec. – Treas. Signer’s Capacity	/s/ Royce Barker Signature

Royce Barker Name (typed or printed)